Exhibit 99.1
American Oncology Network, Inc. (“AON”) Announces
Fourth Quarter and Full Year 2023 Financial Results

•Fiscal Year 2023 Revenue was $1,279.2 million, an 11.3% increase over 2022
oPatient encounter growth of 7.9% as compared to the prior fiscal year
•Fourth Quarter 2023 Revenue was $324.2 million, a 7.9% increase over 2022
oPatient encounter growth of 9.5% as compared to the prior year quarter

FORT MYERS, Fla., March 28, 2024 – American Oncology Network, Inc. (NASDAQ: AONC), a leading oncology platform with an innovative model of physician-led, community-based oncology management, today announced financial results for the three- and twelve-month periods ended December 31, 2023.
Todd Schonherz, AON chief executive officer, commented, “As a leadership team, we are very proud of our growth and accomplishments in 2023.  The organization experienced impressive growth across all aspects of our business including $129.5 million, or 11.3% of top line revenue growth primarily driven by 7.9% growth in patient encounters. In addition to becoming a public company during the year, the organization continued to make significant investments in our industry-leading platform of services.  This was highlighted by our transition in the fourth quarter to our new enterprise revenue cycle platform.  This strategic investment not only helps to ensure that AON is well positioned for the future, but also it allows AON to successfully navigate the recent Change Healthcare outage that disrupted many other healthcare providers. We believe that AON, as the only true national oncology platform, will be the destination of choice for community oncology practices looking to continue to grow their practices well into the future.”
Three-Month Periods Ended December 31, 2023, and December 31, 2022
Revenue was $324.2 million for the three-month period ended December 31, 2023, as compared to $300.4 million for the three-month period ended December 31, 2022, an increase of $23.8 million, or 7.9%. The overall increase was primarily attributable to increased patient encounters of 9.5% between the comparable periods, driving a $28.4 million revenue increase, which was offset in part by a $5.8 million decrease in revenue attributable to an 1.8% decrease in revenue per encounter. The decrease in revenue per encounter results from $20.7 million of non-recurring incremental accounts receivable reserves associated with transitioning from a legacy billing system to a new system in the fourth quarter of 2023.
Net loss before non-controlling interest was $22.4 million for the fourth quarter of 2023, as comparted to net income of $1.4 million for the fourth quarter of 2022, primarily driven by $20.7 million of incremental accounts receivable reserves associated with accounts receivable in legacy billing system.
Adjusted EBITDA was $5.0 million for the fourth quarter of 2023, as compared to $8.0 million for the fourth quarter of 2022, a decrease of $3.0 million, primarily due to higher drug costs. See “Key Non-GAAP Financial Measures” Adjusted EBITDA table below.
Fiscal Years Ended December 31, 2023, and December 31, 2022
Revenue was $1,279.2 million for the fiscal year ended December 31, 2023, as compared to $1,149.7 million for the fiscal year ended December 31, 2022, an increase of $129.5 million, or 11.3%. The overall increase was primarily attributable to increased patient encounters of 7.9% between the comparable periods, driving a $148.5 million revenue increase. This revenue growth was offset in part by a reduction in patient revenue per encounter resulting from $20.7 million of incremental accounts receivable reserves associated with a legacy billing system.
Net loss before non-controlling interest was $63.2 million for fiscal year 2023, as compared to net income of $2.6 million for fiscal year 2022. The year over year decrease was primarily attributable to a $27.9 million increase in transaction expense related to the Company’s business combination, $20.7 million of non-recurring incremental accounts receivable reserves associated with accounts receivable in legacy billing system, a $9.3 million increase in non-cash valuation

Exhibit 99.1
adjustments related to liability classified equity instruments, and $4.9 million of incremental non-cash stock compensation expense.
Adjusted EBITDA was $18.0 million for fiscal year 2023, comparable to fiscal year 2022.
Liquidity, Cash Flow, and Debt
•As of December 31, 2023, we had total liquidity of $105.3 million, composed of cash and cash equivalents of $28.5 million, short-term marketable securities of $35.4 million, $40.4 million of incremental borrowing capacity under the PNC Loan Facility, and $1.0 million of incremental borrowing capacity under the PNC Line of Credit.
•Fiscal year 2023 net cash used by operating activities was $18.1 million, which includes $31.2 million of transaction expenses associated with the Business Combination.
•As of December 31, 2023, we had $81.3 million outstanding under the PNC Loan Facility and the PNC Line of Credit was undrawn.
Key Non-GAAP Financial Measures Used to Evaluate Performance
This press release includes the non-GAAP financial measure “Adjusted EBITDA”. Management views this metric as a useful way to look at the performance of AONC operations between periods and to exclude decisions on capital investment and financing that might otherwise impact the review of profitability of the business based on present market conditions. Management believes this measure provides an additional way of viewing aspects of AONC’s operations that, when viewed with the GAAP results, provides a more complete understanding of AONC’s results of operations and the factors and trends affecting the business.
Adjusted EBITDA is defined as net income prior to interest income, interest expense, income taxes, and depreciation and amortization, as adjusted to add back certain other non-cash charges that may be recorded each year, such as stock-compensation expense and non-cash valuation adjustments, as well as non-recurring charges such as revenue cycle transformation costs and transaction costs related to the Business Combination. We believe these expenses and non-recurring charges are not considered an indicator of ongoing company performance. The measures are used as a supplement to GAAP results in evaluating certain aspects of AONC business, as described below. We believe Adjusted EBITDA is useful to investors in evaluating AONC performance because the measure considers the performance of AONC operations, excluding decisions made with respect to capital investment, financing, and other non-recurring charges as outlined above.
AONC includes Adjusted EBITDA because it is an important measure upon which management uses to assess the results of operations, to evaluate factors and trends affecting the business, and to plan and budget future periods. However, non-GAAP financial measures should be considered a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by management may differ from the non-GAAP measures used by other companies, including AONC’s competitors. Management encourages investors and others to review AONC’s financial information in its entirety, and not to rely on any single financial measure. Adjusted EBITDA should not be considered as an alternative to net income as an indicator of AONC performance or as an alternative to any other measure prescribed by GAAP as there are limitations to using such non-GAAP measures. These limitations are compensated by providing disclosure of the differences between Adjusted EBITDA and GAAP results, including providing a reconciliation to GAAP results, to enable investors to perform their own analysis of AONC’s operating results.
Adjusted EBITDA for recent comparative periods is presented at the end of this earnings release.

Conference Call

Exhibit 99.1
AONC will host a conference call on Thursday, March 28, 2024, at 8:30 am. Eastern Time to discuss our fourth quarter 2023 results. The conference call can be accessed live over the phone by dialing 1-877-704-4453 (for the U.S.) or 1-201-389-0920 (for International). A telephonic replay of the conference call will be available two hours after the call and can be accessed by dialing 1-844-512-2921 (for the U.S.) or 1-412-317-6671 (for International). The passcode for the call and replay is 13744271. A live webcast of the conference call will also be available under the Investor Relations section of AONC’s website at investors.aconology.com.
About American Oncology Network, Inc.
Since its inception in 2018, American Oncology Network, Inc. (Nasdaq: AONC) has offered an innovative model of physician-led, community-based oncology management. AONC preserves and elevates community oncology by helping its physicians navigate the complex healthcare landscape, providing them an efficient platform to work autonomously and thrive, and most importantly, improving the quality of patient care that is being delivered. The network is an alliance of physicians and veteran healthcare leaders partnering to ensure the long-term success and viability of oncology diagnosis and treatment in community-based settings. As of December 31, 2023, AONC has more than 200 providers across 86 locations in 19 states and the District of Columbia. AONC’s robust platform provides oncology practices with comprehensive support, access to revenue- diversifying adjacent services and practice management expertise to empower physicians to make cancer care better for every patient.
Forward Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of American Oncology Network, Inc. (“AON”, “AON Inc.”, or the “Company”). Any statements that refer to projections (including EBITDA, Adjusted EBITDA, and revenue projections), forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on current expectations and projections about future events and various assumptions. AON cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on AON’s forward-looking statements, which speak only as of the date hereof.

These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of AON), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements.

Factors that could cause actual results to differ from those implied by the forward-looking statements in this Form 10-K are more fully described under the heading “Risk Factors” and elsewhere in this Form 10-K. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this Form 10-K describe additional factors that could adversely affect the business, financial condition or results of operations of AON. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can AON assess the impact of all such risk factors on the business of AON, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements attributable to AON or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. AON undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The following table summarizes AONC’s consolidated results of operations for the periods indicated (amounts in thousands):

Exhibit 99.1

	Year Ended December 31,
	2023	2022	2021

Revenue
Patient service revenue, net	$ 1,265,719	$ 1,137,932	$ 938,242
Other revenue	13,466	11,738	5,505
Total revenue	1,279,185	1,149,670	943,747
Costs and expenses
Cost of revenue (1) (2)	1,196,389	1,054,217	865,788
General and administrative expenses	100,714	86,610	77,048
Transaction expenses	31,236	3,277	-
Total costs and expenses	1,328,339	1,144,104	942,836
Income (loss) from operations	(49,154)	5,566	911
Other income (expense)
Interest expense	(6,417)	(3,417)	(1,419)
Interest income	1,326	151	127
Other (expense) income, net (3)	(8,262)	289	736
Income (loss) before income taxes, equity loss in affiliate, and noncontrolling interest	(62,507)	2,589	355
Income tax expense (benefit)	384	-	460
Income (loss) before equity loss in affiliate and noncontrolling interest	(62,891)	2,589	(105)
Equity in loss of affiliate	(259)	-	-
Net income (loss) before noncontrolling interest	(63,150)	2,589	(105)
Net income attributable to noncontrolling interest	321	-	-
Net income (loss) before redeemable noncontrolling interest	(63,471)	2,589	(105)
Net income (loss) and noncontrolling interest attributable to Legacy AON Stockholders prior to the reverse recapitalization	(27,080)	2,589	(105)
Net income (loss) attributable to redeemable noncontrolling interest	(30,849)	-	-
Net loss attributable to Class A Common Stockholders	$ (5,542)	$ -	$ -

Loss per share of Class A Common Stock:
Basic	$ (1.36)	$ -	$ -
Diluted	$ (1.36)	$ -	$ -
Weighted average shares of Class A Common Stock Outstanding:
Basic	6,685,515	-	-
Diluted	6,685,515	-	-

Other comprehensive income (loss):
Unrealized gains (losses) on marketable securities	510	(117)	-
Other comprehensive gain (loss)	510	(117)	-
Comprehensive income (loss)	$ (62,961)	$ 2,472	$ (105)
Other comprehensive income (loss) attributable to Legacy AON Stockholders	(26,901)	2,472	(105)
Other comprehensive loss attributable to redeemable noncontrolling interests	(30,580)	—	—
Total comprehensive loss attributable to Class A Common Stockholders	$ (5,480)	$ —	$ —
(1)Includes related party inventory expense of $1,056,343, $922,148, and $718,675 for the years ended December 31, 2023, 2022, and 2021, respectively.
(2)Includes related party rent of $2,716, $2,643, and $2,319 for the years ended December 31, 2023, 2022, and 2021, respectively.
(3)Includes non-cash expense of $8,376 related to the fair value adjustment of the Class A-1 & Class C derivative liability.

Exhibit 99.1

	Three Months Ended December 31,
	2023	2022

Revenue
Patient service revenue, net	$ 320,038	$ 297,425
Other revenue	4,144	2,973
Total revenue	324,182	300,398
Costs and expenses
Cost of revenue	315,561	273,559
General and administrative expenses	27,882	20,455
Transaction expenses	1,351	3,126
Total costs and expenses	344,794	297,140
Income (loss) from operations	(20,612)	3,258
Other income (expense)
Interest expense	(1,917)	(1,382)
Interest income	827	47
Other (expense) income, net	(573)	(560)
Income (loss) before income taxes, equity loss in affiliate, and noncontrolling interest	(22,275)	1,363
Income tax expense (benefit)	69	-
Income (loss) before equity loss in affiliate and noncontrolling interest	(22,344)	1,363
Equity in loss of affiliate	(9)	-
Net income (loss) before noncontrolling interest	(22,353)	1,363
Net income attributable to noncontrolling interest	321	-
Net income (loss) before redeemable noncontrolling interest	(22,674)	1,363
Net income (loss) and noncontrolling interest attributable to Legacy AON Stockholders prior to the reverse recapitalization	-	1,363
Net income (loss) attributable to redeemable noncontrolling interest	(18,925)	-
Net loss attributable to Class A Common Stockholders	$ (3,749)	$ -

Loss per share of Class A Common Stock:
Basic	$ (0.76)	$ -
Diluted	$ (0.76)	$ -
Weighted average shares of Class A Common Stock Outstanding:
Basic	6,685,515	-
Diluted	6,685,515	-

Other comprehensive income (loss):
Unrealized gains (losses) on marketable securities	320	45
Other comprehensive gain (loss)	320	45
Comprehensive income (loss)	$ (22,354)	$ 1,408
Other comprehensive income (loss) attributable to Legacy AON Stockholders	—	1,408
Other comprehensive loss attributable to redeemable noncontrolling interests	(18,666)	—
Total comprehensive loss attributable to Class A Common Stockholders	$ (3,688)	$ —

Exhibit 99.1
The following table provides a reconciliation of net income (loss), the most closely comparable GAAP financial measure, to Adjusted EBITDA:

	Year Ended December 31,		Change
(dollars in thousands)	2023	2022	$	%
Net income (loss)	$ (63,150)	$ 2,589	$ (65,739)	*
Interest expense, net	5,091	3,266	1,825	55.9%
Depreciation and amortization	8,450	6,719	1,731	25.8%
Income tax expense	384	—	384	*
Non-cash stock compensation	4,877	—	4,877	*
Revenue cycle transformation (a)	21,588	1,726	19,862	*
Non-cash valuation adjustments (b)	9,249	—	9,249	*
Transaction expenses (c)	31,236	3,277	27,959	*
Other (d)	316	510	(194)	(38.0%)
Adjusted EBITDA	$ 18,041	$ 18,087	$ (46)	(0.3) %
* — % not meaningful
(a) During the year-ended December 31, 2023, represents approximately $20.7 million of incremental implicit price concessions associated with exiting a legacy billing system which commenced in the fourth quarter, and approximately $0.9 million of duplicative billing system costs as the legacy system is sunset. During the year-ended December 31, 2022, primarily represents personnel costs associated with restructuring our revenue cycle operations.
(b) Primarily represents valuation adjustments associated with the liability classified equity instruments.
(c) Transaction expenses incurred in connection with the Business Combination.
(d) Costs incurred in 2022 related to Hurricane Ian.

	Three Months Ended December 31,		Change
(dollars in thousands)	2023	2022	$	%
Net income (loss)	$ (22,354)	$ 1,364	$ (23,718)	*
Interest expense, net	1,091	1,335	(244)	(18.3%)
Depreciation and amortization	2,082	1,401	681	48.6%
Income tax expense	69	—	69	*
Non-cash stock compensation	2	(15)	17	*
Operational transformation	21,589	317	21,272	*
Loss on derivative liabilities	867	—	867	*
Transaction expenses	1,351	3,126	(1,775)	(56.8%)
Other	316	510	(194)	(38.0%)
Adjusted EBITDA	$ 5,013	$ 8,038	$ (3,025)	(37.6) %
* — % not meaningful